Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Driven Brands Holdings Inc. of our report dated February 28, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Driven Brands Holdings Inc.’s Annual Report on Form 10-K for the year ended December 30, 2023.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC

August 8, 2024